POWER OF ATTORNEY

We, the undersigned Trustees and officers of Northern Lights Fund Trust II (the “Trust”), hereby severally constitute and appoint ANDREW ROGERS, KEVIN WOLF AND JAMES ASH, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our name and in the capacities indicated below, the Registration Statement on Form N-14, relating to the proposed reorganization of the Spectrum Select Alternative Fund, Spectrum Global Perspective Fund, and Spectrum Equity Opportunity Fund, each a series of Direxion Funds, into Hundredfold Select Alternative Fund, Hundredfold Select Global Fund, and Hundredfold Select Equity Fund, each a series of the Trust, respectively, and any and all amendments (including pre-effective and post-effective amendments) to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

This power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware. Furthermore, the execution of this power of attorney is not intended to, and does not revoke any prior powers of attorney granted by the undersigned.

The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which together shall constitute one original, as of the date set forth below.

Signature	Title	Date

/s/ Brian Nielsen	Trustee and Chairman	July 28, 2011
Brian Nielsen

/s/ Charles Hobson Dry	Trustee	July 28, 2011
Charles Hobson Dry

/s/ Anthony Lewis	Trustee	July 28, 2011
Anthony Lewis

/s/ Keith Rhoades	Trustee	July 28, 2011
Keith Rhoades

/s/ Randy Skalla	Trustee	July 28, 2011
Randy Skalla

/s/ Andrew Rogers	President and Principal Executive Officer	July 28, 2011
Andrew Rogers

/s/ Kevin Wolf	Treasurer and Principal Accounting Officer	July 28, 2011
Kevin Wolf

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